EXHIBIT 24.1
ATHERSYS, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Gil Van Bokkelen, William Lehmann, Jr., and Laura K. Campbell, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain shares of Common Stock of the Registrant to be offered in connection with the Athersys, Inc. 2019 Equity and Incentive Compensation Plan and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 30th day of May, 2019.

Signature	Title

/s/ Gil Van Bokkelen	Chief Executive Officer and Chairman of the Board of Directors
Gil Van Bokkelen

/s/ Laura K. Campbell	Senior Vice President of Finance
Laura K. Campbell

/s/ John J. Harrington	Executive Vice President, Chief Scientific Officer and Director
John J. Harrington

/s/ Lorin J. Randall	Director
Lorin J. Randall

/s/ Jack L. Wyszomierski	Director
Jack L. Wyszomierski

/s/ Ismail Kola	Director
Ismail Kola

/s/ Lee E. Babiss	Director
Lee E. Babiss

Director
Hardy T.S. Kagimoto